Exhibit 99.1

Meridian Corporation Reports Fourth Quarter 2025 Results and Announces a Quarterly Dividend of $0.14 per Common Share.
MALVERN, PA., January 29, 2026 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)(Unaudited)	December 31, 2025	September 30, 2025	December 31, 2024
Income:
Net income	$7,186	$6,659	$5,601
Diluted earnings per common share	0.61	0.58	0.49
Pre-provision net revenue (PPNR) (1)	12,584	11,523	11,168
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended December 31, 2025 was $7.2 million, or $0.61 per diluted share, up $527 thousand, or 8%, from prior quarter.

•Pre-provision net revenue1 for the quarter was $12.6 million, an improvement of $1.4 million, or 13%. from Q4'2024.

•Net interest margin was 3.77% for the fourth quarter of 2025, while the loan yield declined to 7.15%, and cost of funds declined to 3.23% from the prior quarter.

•Return on average assets and return on average equity for the fourth quarter of 2025 were 1.10% and 14.79%, respectively.

•Total assets at December 31, 2025 were $2.6 billion, compared to $2.5 billion at September 30, 2025 and $2.4 billion at December 31, 2024.

•Commercial loans, excluding leases, increased $35.2 million, or 2% from prior quarter.

•On January 29, 2026, the Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable February 17, 2026 to shareholders of record as of February 9, 2026. This is an increase of $0.015 or 12%, compared to the quarterly cash dividend of $0.125 per common share declared in the prior quarter.

Christopher J. Annas, Chairman and CEO commented:

"Meridian's fourth quarter earnings grew 7.9% over the prior quarter, to $7.2 million. Annual earnings grew 33.6% over 2024 to $21.8 million. Year-over-year growth of our core commercial, industrial, and real estate loan portfolios equaled 10.7%, driven mostly through new and existing loan relationships, and despite SBA loan sales and a $25 million residential mortgage sale to reallocate to commercial. The exceptional loan growth has been sustainable over the years due to targeted lending hires, training new candidates and devising new ways to capitalize on market disruption.

The net interest margin has improved throughout 2025 mostly from lower deposit rates. We have benefited from lower core deposit rates to our commercial business because of pricing elasticity, but also from excellent management of our brokered deposit stack, which is similar in proportion to traditional branch banks’ CDs. Expenses were relatively flat from prior quarter, and up just 5.2% year over year. Although we are currently facing higher levels of nonperforming loans and leases, we are seeing slow progress as recoveries are improving and assets are migrating to our possession and ultimate disposition.

Our wealth management segment produced annual pre-tax income of $2.3 million, as assets under management grew 7.8%. We hired three new wealth advisors over the year, and also benefitted from stock market gains in client portfolios that expanded the AUM. We are investing in the wealth group as we see more opportunity, and we closely track our commercial customers’ liquidity events to pursue these assets. The mortgage segment earned pre-tax income of $1.1 million, with mortgage revenue down about $260 thousand or 1.3% from the prior year. The business has suffered from lack of homes for sale, that only saw some rebounding at end of year. We further streamlined the business in 2025 to assure profitability, and are optimistic about our 2026 origination goals.

Meridian's consistent organic growth, year over year, for the past 22 years has been defined by being opportunistic during times of turmoil. A series of acquisitions in our market during 2025 has positioned us to take advantage of customer and employee turmoil. Through our brand and strategic marketing efforts we expect to leverage this strength to our benefit in 2026."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Dollars in thousands, except per share data)
Income:
Net income	$7,186	$6,659	$5,592	$2,399	$5,601
Basic earnings per common share	0.62	0.59	0.50	0.21	0.50
Diluted earnings per common share	0.61	0.58	0.49	0.21	0.49
Net interest income	23,627	23,116	21,159	19,776	19,299

Balance Sheet:
Total assets	$2,560,420	$2,541,130	$2,510,938	$2,528,888	$2,385,867
Loans, net of fees and costs	2,170,600	2,162,845	2,108,250	2,071,675	2,030,437
Total deposits	2,158,128	2,131,116	2,110,374	2,128,742	2,005,368
Non-interest bearing deposits	245,377	239,614	237,042	323,485	240,858
Stockholders' equity	198,141	188,029	178,020	173,568	171,522

Balance Sheet Average Balances:
Total assets	$2,588,357	$2,534,565	$2,491,625	$2,420,571	$2,434,270
Total interest earning assets	2,495,922	2,443,261	2,404,952	2,330,224	2,342,651
Loans, net of fees and costs	2,200,626	2,146,651	2,113,411	2,039,676	2,029,739
Total deposits	2,173,242	2,143,821	2,095,028	2,036,208	2,043,505
Non-interest bearing deposits	256,554	253,374	249,745	244,161	259,118
Stockholders' equity	192,799	183,242	176,945	174,734	171,214

Performance Ratios (Annualized):
Return on average assets	1.10%	1.04%	0.90%	0.40%	0.92%
Return on average equity	14.79%	14.42%	12.68%	5.57%	13.01%

Income Statement - Fourth Quarter 2025 Compared to Third Quarter 2025
Fourth quarter net income increased $527 thousand, or 7.9%, to $7.2 million due largely to an increase in net interest income of $511 thousand and an increase in non-interest income of $662 thousand, The provision for credit losses increased $437 thousand and non-interest expense was relatively flat over prior quarter. Income tax expense was up $97 thousand. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$348	$412	$(64)	(15.5)%	$(28)	$(36)
Investment securities - taxable	1,891	1,895	(4)	(0.2)%	(14)	10
Investment securities - tax exempt (1)	396	400	(4)	(1.0)%	(12)	8
Loans held for sale	500	536	(36)	(6.7)%	(37)	1
Loans held for investment (1)	39,764	39,942	(178)	(0.4)%	(1,161)	983
Total loans	40,264	40,478	(214)	(0.5)%	(1,198)	984
Total interest income	$42,899	$43,185	$(286)	(0.7)%	$(1,252)	$966
Interest expense:
Interest-bearing demand deposits	$1,186	$1,314	$(128)	(9.7)%	$30	$(158)
Money market and savings deposits	7,942	8,322	(380)	(4.6)%	(821)	441
Time deposits	7,454	7,782	(328)	(4.2)%	(249)	(79)
Total interest - bearing deposits	16,582	17,418	(836)	(4.8)%	(1,040)	204
Borrowings	1,568	1,495	73	4.9%	(44)	117
Subordinated debentures	1,049	1,080	(31)	(2.9)%	(33)	2
Total interest expense	19,199	19,993	(794)	(4.0)%	(1,117)	323
Net interest income differential	$23,700	$23,192	$508	2.19%	$(135)	$643
(1) Reflected on a tax-equivalent basis.
Interest income decreased $286 thousand quarter-over-quarter on a tax equivalent basis, driven by lower yields largely offset by increased average balances of interest earning assets. The yield on interest-earnings assets decreased 19 basis points and negatively impacted interest income by $1.3 million, while the average balance of interest earning assets increased by $52.7 million, and contributed $966 thousand to interest income which helped to lessen the overall decrease.
Average total loans, excluding residential loans for sale, increased $54.0 million. The largest drivers of this increase were construction, commercial real estate, and commercial loans which on a combined basis increased $55.3 million on average, partially offset by a decrease in average leases of $6.9 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $5.5 million on average.
Interest expense decreased $794 thousand, quarter-over-quarter, due to a decline in the cost of deposits and borrowings, partially offset by a higher volume of total interest-bearing deposits and borrowings. Interest expense on total deposits decreased $836 thousand, interest expense on borrowings increased $73 thousand, and interest expense on subordinated debentures decreased by $31 thousand as well. During the period, interest-bearing checking accounts decreased $20.4 million, time deposits decreased $7.4 million, while money market and savings deposit balances increased $54.1 million on average. Borrowings increased $9.9 million on average. On a rate basis, money market accounts and time deposits experienced a decrease in the cost, with the overall cost of deposits declined 19 basis points.
Overall the net interest margin remained at 3.77%, consistent with the prior quarter, as the decline in cost of funds offset the decline in yield on earning assets.

Provision for Credit Losses
The overall provision for credit losses for the fourth quarter increased $437 thousand to $3.3 million, from $2.9 million in the third quarter. The higher level of provisioning was largely due to a $1.6 million increase in net charge-offs, combined with the impact of an upgrade to the third-party macroeconomic forecast model used to estimate credit losses on the loan portfolio, partially offset by a decline in baseline loss rates utilized for several loan portfolio segments. The model upgrade was based on assessing the macroeconomic variable relationships to expected results. The overall impact to the ACL from the model upgrade, before applying qualitative adjustments, was not considered material.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	$ Change	% Change
Mortgage banking income	$5,714	$5,914	$(200)	(3.4)%
Wealth management income	1,679	1,610	69	4.3%
SBA loan income	1,285	1,431	(146)	(10.2)%
Earnings on investment in life insurance	248	246	2	0.8%
Net (loss) gain on sale of MSRs	(12)	—	(12)	(100.0)%
Net (loss) gain on sale of loans	(184)	(250)	66	(26.4)%
Net change in the fair value of derivative instruments	197	129	68	52.7%
Net change in the fair value of loans held-for-sale	112	(75)	187	(249.3)%
Net change in the fair value of loans held-for-investment	86	213	(127)	(59.6)%
Net (loss) gain on hedging activity	(22)	(166)	144	(86.7)%
Net gain (loss) on sale of investments AFS	453	48	405	843.8%
Other	1,059	853	206	24.2%
Total non-interest income	$10,615	$9,953	$662	6.7%
Total non-interest income increased $662 thousand, or 6.7%, quarter-over-quarter largely due to the increase in gains of $405 thousand on the sales of investment securities, $187 thousand in favorable fair value changes, $144 thousand in gains from hedging activities, $206 thousand increase in fee income from title and other services as well as an increase of $69 thousand in wealth management income, and a $66 thousand decline in the net loss on sale of loans. These improvements were partially offset by a $146 thousand decline in SBA loan income, and a $200 thousand decrease in mortgage banking income. Mortgage loan sales increased $1.0 million, or 0.5%, quarter-over-quarter. Despite this increase in overall sales, margin decreased 11 basis points resulting in a lower level of mortgage banking income.
SBA loan income decreased $146 thousand as the volume of SBA loans sold was down $4.5 million to $20.8 million, for the quarter-ended December 31, 2025 compared to the quarter-ended September 30, 2025, while the gross margin on SBA sales was 7.4% for both quarter ends.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	$ Change	% Change
Salaries and employee benefits	$13,103	$13,613	$(510)	(3.7)%
Occupancy and equipment	1,210	991	219	22.1%
Professional fees	1,076	1,092	(16)	(1.5)%
Data processing and software	1,981	1,865	116	6.2%
Advertising and promotion	944	877	67	7.6%
Pennsylvania bank shares tax	224	254	(30)	(11.8)%
Other	3,120	2,854	266	9.3%
Total non-interest expense	$21,658	$21,546	$112	0.5%
Overall salaries and benefits decreased $510 thousand, largely attributable to the variable nature of the mortgage segment along with timing of certain incentive expense. Occupancy increased $219 thousand due to the relocation two offices including the opening of the full service branch in Florida. Data processing and software expense increased $116 thousand due to an increase in customer transaction volume, while advertising and promotion expenses increased $67 thousand as the level of business development activities and special events increased at the end of the year. Other expense increased $266 thousand from an increase in OREO expense as collateral on a land development loan was repossessed and reclassified into OREO during the quarter-ended December 31, 2025, offset by a decline in other loan related expenses.

Exhibit 99.1

Balance Sheet - December 31, 2025 Compared to September 30, 2025
Total assets increased $19.3 million, or 0.8%, to $2.6 billion as of December 31, 2025 from $2.5 billion as of September 30, 2025.
Portfolio loans grew $8.4 million, or 0.4% quarter-over-quarter. This growth was generated from commercial & industrial loans which increased $10.9 million, or 2.6%, construction loans increased $15.4 million, or 4.9%, and commercial mortgage loans increased $6.9 million, or 0.8%. The balance of residential mortgages decreased by $24.4 million, or 9.4%, as we sold a $24.5 million portion of this portfolio and are using the proceeds to fund higher yielding loans. Lease financings also decreased $4.3 million, or 8.6% from September 30, 2025, partially offsetting the above noted loan growth, but this decline was expected.
Total deposits increased $27.0 million, or 1.3% quarter-over-quarter, led by an increase of $21.2 million in interest-bearing deposits. Money market accounts and savings accounts increased a combined $27.2 million, non-interest bearing accounts increased $5.8 million or 2.4%, while interest bearing demand deposits increased $5.4 million. Overall borrowings decreased $19.9 million, or 14.5% quarter-over-quarter.
Total stockholders’ equity increased by $10.1 million from September 30, 2025, to $198.1 million as of December 31, 2025. Changes to equity for the quarter included net income of $7.2 million, a net increase of $7.5 million due to stock issuance under an ATM offering, an increase of $626 thousand in other comprehensive income, partially offset by dividends paid of $1.4 million. The Community Bank Leverage Ratio for the Bank was 9.51% at December 31, 2025.

Asset Quality Summary
Non-performing loans decreased $298 thousand, to $55.1 million at December 31, 2025 compared to $55.4 million at September 30, 2025, with decreases coming in land development, construction, and commercial non-performing loans, partially offset by an increase in non-performing SBA loans. Included in non-performing loans are $24.8 million of SBA loans of which $13.2 million, or 53%, are guaranteed by the SBA. The SBA portfolio was subject to the Fed's rapid rate increase and $13.5 million, or 54% of these non-performing loans originated in 2020-2021 when rates were lower by over 500 basis points. As a result of these changes in non-performing loans, the ratio of non-performing loans to total loans decreased 3 bps to 2.50% as of December 31, 2025, from 2.53% as of September 30, 2025. The ratio of non-performing loans to total loans, excluding the guaranteed portion of the SBA portfolio was 1.90%.
Net charge-offs increased to $3.5 million, or 0.16% of total average loans for the quarter ended December 31, 2025, compared to net charge-offs of $1.9 million, or 0.09%, for the quarter ended September 30, 2025. Fourth quarter charge-offs consisted of $1.6 million in SBA loans, $846 thousand in commercial loans, $807 thousand in finance receivables, and $561 thousand of small ticket equipment leases. Overall there were recoveries of $257 thousand, mainly related to leases.
The ratio of allowance for credit losses to total loans held for investment was 1.00% as of December 31, 2025, slightly down from 1.01% reported as of September 30, 2025, impacted by charge-offs for the quarter, combined with the impact on the ACL from the residential mortgage loan sale. As of December 31, 2025 there were specific reserves of $3.4 million against individually evaluated loans, a slight increase of $94 thousand from the level of specific reserves as of September 30, 2025.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware, Maryland, and Florida. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; escalating tariff and other trade policies and the resulting impacts on market volatility and global trade; the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government's debt limit; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Earnings and Per Share Data:
Net income	$7,186	$6,659	$5,592	$2,399	$5,601
Basic earnings per common share	$0.62	$0.59	$0.50	$0.21	$0.50
Diluted earnings per common share	$0.61	$0.58	$0.49	$0.21	$0.49
Common shares outstanding	11,826	11,517	11,297	11,285	11,240

Performance Ratios:
Return on average assets (2)	1.10%	1.04%	0.90%	0.40%	0.92%
Return on average equity (2)	14.79	14.42	12.68	5.57	13.01
Net interest margin (tax-equivalent) (2)	3.77	3.77	3.54	3.46	3.29
Yield on earning assets (tax-equivalent) (2)	6.82	7.01	6.89	6.83	6.81
Cost of funds (2)	3.23	3.42	3.52	3.56	3.71
Efficiency ratio	63.25%	65.15%	65.82%	69.16%	65.72%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.16%	0.09%	0.17%	0.14%	0.34%
Non-performing loans to total loans	2.50	2.53	2.35	2.49	2.19
Non-performing assets to total assets	2.38	2.32	2.14	2.07	1.90
Allowance for credit losses to:
Total loans and other finance receivables	0.99	1.01	0.99	1.01	0.91
Total loans and other finance receivables (excluding loans at fair value) (1)	1.00	1.01	1.00	1.01	0.91
Non-performing loans	39.18%	39.37%	41.26%	39.63%	40.86%

Capital Ratios:
Book value per common share	$16.75	$16.33	$15.76	$15.38	$15.26
Tangible book value per common share	$16.46	$16.02	$15.44	$15.06	$14.93
Total equity/Total assets	7.74%	7.40%	7.09%	6.86%	7.19%
Tangible common equity/Tangible assets - Corporation (1)	7.61	7.27	6.96	6.73	7.05
Tangible common equity/Tangible assets - Bank (1)	9.41	9.16	8.96	8.61	9.06
Tier 1 leverage ratio - Bank	9.51	9.41	9.32	9.30	9.21
Common tier 1 risk-based capital ratio - Bank	10.66	10.52	10.53	10.15	10.33
Tier 1 risk-based capital ratio - Bank	10.66	10.52	10.53	10.15	10.33
Total risk-based capital ratio - Bank	11.66%	11.54%	11.54%	11.14%	11.20%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income:
Loans and other finance receivables, including fees	$40,264	$40,477	$37,229	$155,987	$147,157
Securities - taxable	1,891	1,895	1,684	7,271	5,739
Securities - tax-exempt	323	325	314	1,256	1,283
Cash and cash equivalents	348	412	801	1,800	1,848
Total interest income	42,826	43,109	40,028	166,314	156,027
Interest expense:
Deposits	16,582	17,418	18,341	68,169	74,037
Borrowings and subordinated debentures	2,617	2,575	2,388	10,467	10,994
Total interest expense	19,199	19,993	20,729	78,636	85,031
Net interest income	23,627	23,116	19,299	87,678	70,996
Provision for credit losses	3,287	2,850	3,572	15,152	11,400
Net interest income after provision for credit losses	20,340	20,266	15,727	72,526	59,596
Non-interest income:
Mortgage banking income	5,714	5,914	5,516	20,783	21,044
Wealth management income	1,679	1,610	1,527	6,316	5,735
SBA loan income	1,285	1,431	1,143	5,452	3,458
Earnings on investment in life insurance	248	246	224	956	868
Net (loss) gain on sale of MSRs	(12)	—	3,992	403	3,992
Net (loss) gain on sale of loans	(184)	(250)	15	(434)	15
Net change in the fair value of derivative instruments	197	129	(146)	373	30
Net change in the fair value of loans held-for-sale	112	(75)	(163)	310	(25)
Net change in the fair value of loans held-for-investment	86	213	(552)	659	214
Net (loss) gain on hedging activity	(22)	(166)	192	(151)	(87)
Net gain (loss) on sale of investments AFS	453	48	(1)	501	(57)
Other	1,059	853	1,532	4,012	6,152
Total non-interest income	10,615	9,953	13,280	39,180	41,339
Non-interest expense:
Salaries and employee benefits	13,103	13,613	12,429	51,280	47,268
Occupancy and equipment	1,210	991	2,270	4,576	5,976
Professional fees	1,076	1,092	1,134	4,095	4,767
Data processing and software	1,981	1,865	1,553	7,031	6,144
Advertising and promotion	944	877	839	3,877	3,293
Pennsylvania bank shares tax	224	254	243	1,016	972
Other	3,120	2,854	2,943	11,429	10,729
Total non-interest expense	21,658	21,546	21,411	83,304	79,149
Income before income taxes	9,297	8,673	7,596	28,402	21,786
Income tax expense	2,111	2,014	1,995	6,566	5,440
Net income	$7,186	$6,659	$5,601	$21,836	$16,346

Basic earnings per common share	$0.62	$0.59	$0.50	$1.93	$1.47
Diluted earnings per common share	$0.61	$0.58	$0.49	$1.89	$1.45

Basic weighted average shares outstanding	11,543	11,325	11,158	11,326	11,113
Diluted weighted average shares outstanding	11,771	11,540	11,375	11,538	11,243

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets:
Cash and due from banks	$10,358	$12,605	$20,604	$16,976	$5,598
Interest-bearing deposits at other banks	25,420	27,384	29,570	113,620	21,864
Federal funds sold	—	—	—	629	—
Cash and cash equivalents	35,778	39,989	50,174	131,225	27,462
Securities available-for-sale, at fair value	193,457	194,268	187,902	185,221	174,304
Securities held-to-maturity, at amortized cost	32,544	32,593	32,642	32,720	33,771
Equity investments	2,166	2,150	2,130	2,126	2,086
Mortgage loans held for sale, at fair value	33,762	28,016	44,078	28,047	32,413
Loans and other finance receivables, net of fees and costs	2,170,600	2,162,845	2,108,250	2,071,675	2,030,437
Allowance for credit losses	(21,573)	(21,794)	(20,851)	(20,827)	(18,438)
Loans and other finance receivables, net of the allowance for credit losses	2,149,027	2,141,051	2,087,399	2,050,848	2,011,999
Restricted investment in bank stock	7,811	8,350	9,162	8,369	7,753
Bank premises and equipment, net	12,402	12,413	12,320	12,028	12,151
Bank owned life insurance	30,687	30,421	30,175	29,935	29,712
Accrued interest receivable	10,724	10,944	10,334	10,345	9,958
OREO and other repossessed assets	5,997	3,714	3,148	249	276
Deferred income taxes	4,215	4,989	5,314	5,136	4,669
Servicing assets	3,932	3,845	3,658	4,284	(2,227)
Servicing assets held for sale	—	—	—	—	6,609
Goodwill	899	899	899	899	899
Intangible assets	2,563	2,614	2,665	2,716	2,767
Other assets	34,456	24,874	28,938	24,740	31,265
Total assets	$2,560,420	$2,541,130	$2,510,938	$2,528,888	$2,385,867

Liabilities:
Deposits:
Non-interest bearing	$245,377	$239,614	$237,042	$323,485	$240,858
Interest bearing:
Interest checking	157,360	151,973	173,865	161,055	141,439
Money market and savings deposits	1,023,290	996,126	956,448	947,795	913,536
Time deposits	732,101	743,403	743,019	696,407	709,535
Total interest-bearing deposits	1,912,751	1,891,502	1,873,332	1,805,257	1,764,510
Total deposits	2,158,128	2,131,116	2,110,374	2,128,742	2,005,368
Borrowings	117,338	137,265	138,965	139,590	124,471
Subordinated debentures	49,853	49,822	49,792	49,761	49,743
Accrued interest payable	6,531	7,095	7,059	7,404	6,860
Other liabilities	30,429	27,803	26,728	29,823	27,903
Total liabilities	2,362,279	2,353,101	2,332,918	2,355,320	2,214,345

Stockholders’ equity:
Common stock	13,830	13,521	13,300	13,288	13,243
Surplus	90,352	85,122	82,184	82,026	81,545
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by ESOP	(2,807)	(1,006)	(1,006)	(1,006)	(1,006)
Retained earnings	128,124	122,376	117,132	112,952	111,961
Accumulated other comprehensive loss	(5,279)	(5,905)	(7,511)	(7,613)	(8,142)
Total stockholders’ equity	198,141	188,029	178,020	173,568	171,522
Total liabilities and stockholders’ equity	$2,560,420	$2,541,130	$2,510,938	$2,528,888	$2,385,867

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income	$42,826	$43,109	$41,211	$39,168	$40,028
Interest expense	19,199	19,993	20,052	19,392	20,729
Net interest income	23,627	23,116	21,159	19,776	19,299
Provision for credit losses	3,287	2,850	3,803	5,212	3,572
Non-interest income	10,615	9,953	11,288	7,324	13,280
Non-interest expense	21,658	21,546	21,357	18,743	21,411
Income before income tax expense	9,297	8,673	7,287	3,145	7,596
Income tax expense	2,111	2,014	1,695	746	1,995
Net Income	$7,186	$6,659	$5,592	$2,399	$5,601

Basic weighted average shares outstanding	11,543	11,325	11,228	11,205	11,158
Basic earnings per common share	$0.62	$0.59	$0.50	$0.21	$0.50

Diluted weighted average shares outstanding	11,771	11,540	11,392	11,446	11,375
Diluted earnings per common share	$0.61	$0.58	$0.49	$0.21	$0.49

	Segment Information
	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$23,478	$59	$90	$23,627	$19,178	$70	$51	$19,299
Provision for credit losses	3,287	—	—	3,287	3,572	—	—	3,572
Net interest income after provision	20,191	59	90	20,340	15,606	70	51	15,727
Non-interest income	2,943	1,679	5,993	10,615	2,669	1,527	9,084	13,280
Non-interest expense	14,650	1,245	5,763	21,658	13,641	1,026	6,744	21,411
Income before income taxes	$8,484	$493	$320	$9,297	$4,634	$571	$2,391	$7,596
Efficiency ratio	55%	72%	95%	63%	62%	64%	74%	66%

	Year Ended December 31, 2025				Year Ended December 31, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$87,179	$176	$323	$87,678	$70,706	$146	$144	$70,996
Provision for credit losses	15,152	—	—	15,152	11,400	—	—	11,400
Net interest income after provision	72,027	176	323	72,526	59,306	146	144	59,596
Non-interest income	10,248	6,316	22,616	39,180	7,576	5,735	28,028	41,339
Non-interest expense	57,287	4,155	21,862	83,304	51,584	3,506	24,059	79,149
Income before income taxes	$24,988	$2,337	$1,077	$28,402	$15,298	$2,375	$4,113	$21,786
Efficiency ratio	59%	64%	95%	66%	66%	60%	85%	70%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Year Ended
(Dollars in thousands, except per share data, Unaudited)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Income before income tax expense	$9,297	$8,673	$7,596	$28,402	$21,786
Provision for credit losses	3,287	2,850	3,572	15,152	11,400
Pre-provision net revenue	$12,584	$11,523	$11,168	$43,554	$33,186

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Year Ended
(Dollars in thousands, except per share data, Unaudited)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Bank	$11,771	$10,504	$8,206	$40,140	$26,698
Wealth	493	512	571	2,337	2,375
Mortgage	320	507	2,391	1,077	4,113
Pre-provision net revenue	$12,584	$11,523	$11,168	$43,554	$33,186

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding Loans at Fair Value
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Allowance for credit losses (GAAP)	$21,573	$21,794	$20,851	$20,827	$18,438

Loans and other finance receivables (GAAP)	2,170,600	2,162,845	2,108,250	2,071,675	2,030,437
Less: Loans at fair value	(14,396)	(14,454)	(14,541)	(14,182)	(14,501)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,156,204	$2,148,391	$2,093,709	$2,057,493	$2,015,936

ACL to loans and other finance receivables (GAAP)	0.99%	1.01%	0.99%	1.01%	0.91%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	1.00%	1.01%	1.00%	1.01%	0.91%

	Tangible Common Equity Ratio Reconciliation - Corporation
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total stockholders' equity (GAAP)	$198,141	$188,029	$178,020	$173,568	$171,522
Less: Goodwill and intangible assets	(3,462)	(3,513)	(3,564)	(3,615)	(3,666)
Tangible common equity (non-GAAP)	194,679	184,516	174,456	169,953	167,856

Total assets (GAAP)	2,560,420	2,541,130	2,510,938	2,528,888	2,385,867
Less: Goodwill and intangible assets	(3,462)	(3,513)	(3,564)	(3,615)	(3,666)
Tangible assets (non-GAAP)	$2,556,958	$2,537,617	$2,507,374	$2,525,273	$2,382,201
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.61%	7.27%	6.96%	6.73%	7.05%

	Tangible Common Equity Ratio Reconciliation - Bank
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total stockholders' equity (GAAP)	$244,064	$236,038	$228,127	$220,768	$219,119
Less: Goodwill and intangible assets	(3,462)	(3,513)	(3,564)	(3,615)	(3,666)
Tangible common equity (non-GAAP)	240,602	232,525	224,563	217,153	215,453

Total assets (GAAP)	2,560,485	2,541,395	2,510,684	2,525,029	2,382,014
Less: Goodwill and intangible assets	(3,462)	(3,513)	(3,564)	(3,615)	(3,666)
Tangible assets (non-GAAP)	$2,557,023	$2,537,882	$2,507,120	$2,521,414	$2,378,348
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.41%	9.16%	8.96%	8.61%	9.06%

	Tangible Book Value Reconciliation
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Book value per common share	$16.75	$16.33	$15.76	$15.38	$15.26
Less: Impact of goodwill /intangible assets	0.29	0.31	0.32	0.32	0.33
Tangible book value per common share	$16.46	$16.02	$15.44	$15.06	$14.93